Exhibit 3.46

FORM OF

AMENDED AND RESTATED

CERTIFICATE OF FORMATION

OF

[COMPANY]

Original Filing Date: [Date]

Pursuant to RCW 25.15.100, the undersigned hereby submits the following Amended and Restated Certificate of Formation for filing.

ARTICLE 1

NAME

The present name of the limited liability company is [Company] (the “Company”).

ARTICLE 2

PRINCIPAL PLACE OF BUSINESS

The address of the principal place of business of the Company is: 11624 SE 5th Street, Suite 200, Bellevue, WA 98005.

ARTICLE 3

REGISTERED AGENT AND REGISTERED OFFICE

The name of the registered agent and the address of the registered office for service of process required to be maintained by the Company in the State of Washington is:

Name:	Derek C. Straight
Physical Location Address:	11624 SE 5th Street, Suite 200
Bellevue, WA 98005

ARTICLE 4

DURATION

The duration of the Company shall be perpetual.

ARTICLE 5

MANAGEMENT

The Company is member-managed.

ARTICLE 6

NAME AND ADDRESS

The name and address of each person executing this Amended and Restated Certificate of Formation is:

Name	Address
Jason R. Liljestrom	c/o William Lyon Homes 4695 MacArthur Court, 8th Floor Newport Beach, CA 92660

ARTICLE 7

EFFECTIVE DATE

This Amended and Restated Certificate of Formation will be effective upon filing.

[Signature Page Follows]

THIS AMENDED AND RESTATED CERTIFICATE OF FORMATION is duly executed this 12th day of August, 2014 and is being filed in accordance with RCW 25.15.100. This document is hereby executed under penalties of perjury and is, to the best of the undersigned knowledge, true and correct.

POLYGON WLH LLC, a Delaware limited liability company, Sole Member

By:
Jason R. Liljestrom
Vice President and Corporate Secretary

Signature Page to Amended and Restated Certificate of Formation

CONSENT TO SERVE AS REGISTERED AGENT

I consent to serve as Registered Agent in the State of Washington for the above named Limited Liability Company. I understand it will be my responsibility to accept Service of Process on behalf of the Limited Liability Company; to forward mail to the Limited Liability Company, and to immediately notify the Office of the Secretary of State if I resign or change the Registered Office Address.

August 12, 2014 Date
Signature of Registered Agent	Printed Name